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Exhibit 10.13

INDEMNIFICATION AGREEMENT

        This Indemnification Agreement (this "Agreement") is made and entered as of February 12, 2003, by and between Trans World Corporation, a Nevada corporation (the "Company"), TWG International US Corporation, a Nevada Corporation ("International") and Value Partners, Ltd., a Texas limited partnership ("Value Partners").

BACKGROUND

        A.    The Company intends to effect an exchange of (i) 22,640 shares of its common stock or (ii) $1,000 principal amount Variable Rate Promissory Notes due 2010 (the "Replacement Notes"), for each of the Company's $1,000 principal amount 12% Senior Secured Notes due March 17, 2005 (the "Notes"). In addition, certain tendering noteholders who have not been paid accrued interest under the Notes will receive an 8% Promissory Note due 2005 (the "Interest Notes").

        B.    The exchange offer will be made upon the terms and subject to the conditions set forth in the form of Prospectus (the "Prospectus") contained in the Form S-4 Registration Statement, as amended, filed with the Securities and Exchange Commission (the "Commission") on November 5, 2002 (file number 333-101028) (the "Registration Statement") and the related Letter of Transmittal filed therewith.

        C.    Value Partners currently owns 57.5% of the Company's issued and outstanding common stock, 66.6% of the Company's long-term debt and warrants to purchase an aggregate of 2,600,000 shares of the Company's common stock.

        D.    In order to ensure a timely closing of the exchange offer, Value Partners intends to make filings with the Commission.

        E.    Value Partners has requested, and the Company and International have agreed to indemnify Value Partners against certain liabilities relating to, arising out of or resulting from the exchange offer, on the terms set forth in this Agreement.

        NOW, THEREFORE, the parties agree as follows:

        1.    Indemnification.

        (a)  The Company and International agree to indemnify and hold harmless Value Partners and Ewing & Partners, its general partner, and each person, if any, who controls Value Partners or Ewing & Partners within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act") or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which it may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and International will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of Value Partners expressly for use therein. This indemnification shall be the joint and several obligation of the Company and International.

        (b)  Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section, except to the extent such failure prejudiced the indemnifying party). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have received a written opinion of their counsel concluding that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

        2.    Contribution.    In order to provide for contribution in circumstances in which the indemnification provided for in Section 1 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, then upon the occurrence of such circumstance, the Company and International shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) as incurred to which Value Partners may be subject. Notwithstanding the provisions of this Section, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls Value Partners or Ewing & Partners within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as Value Partners. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section or otherwise, except to the extent such failure prejudiced such party. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

        3.    Notices.    All communications hereunder, except as may be otherwise specified, shall be in writing and, if sent to Value Partners, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to Ewing & Partners, 4514 Cole Avenue, Dallas, Texas 75205, Attention: Timothy G. Ewing, with a copy to: Bergman & Bird LLP, 4514 Travis Walk, Suite 300, Dallas, Texas 75205, Attention: Jack R. Bird, Esq.; if sent to the Company and International, shall be mailed, delivered, or telegraphed and confirmed in writing to Trans World Corporation, 545 Fifth Avenue, Suite 940, New York, New York 10017, Attention: Chief Executive Officer, with a copy to Elias, Matz, Tiernan & Herrick L.L.P., 734 15th Street, N.W., 12th Floor, Washington, D.C. 20005, Attention: Jeffrey A. Koeppel, Esq.

        4.    Parties.    This Agreement shall inure solely to the benefit of, and shall be binding upon, Value Partners, the Company and International, and the controlling persons, directors, officers and others referred to in Sections 1 and 2, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser or acquiror, in its capacity as such, of common stock, Replacement Notes or Interest Notes from the Company.

        5.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts made and to be fully performed in such state without regard to principles of conflicts of law and by the laws of the United States of America. The parties recognize that it is the position of the U.S. Securities and Exchange Commission that indemnification for violations of the federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended, and may be unenforceable.

        6.    Counterparts.    This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        7.    Amendment.    This Agreement may not be amended except by an instrument signed by the parties.

        8.    Waivers.    Either party may (i) extend the time for the performance of any of the obligations or other act of the other party or (ii) waive compliance with any of the agreements contained herein. No waiver shall be effective unless signed by the parties. No waiver of any term shall be construed as a subsequent waiver of the same term, or a waiver of any other term, of this Agreement. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights.

        9.    Severability.    If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.

        10.    Headings.    Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        IN WITNESS WHEREOF, the parties have duly executed this Indemnification Agreement as of the date first above written.

VALUE PARTNERS, LTD.
By:	EWING & PARTNERS as General Partner
By:	/s/ TIMOTHY G. EWING Timothy G. Ewing Managing General Partner
TRANS WORLD CORPORATION
By:	/s/ RAMI S. RAMADAN
Name:	Rami S. Ramadan
Title:	Chief Executive Officer
TWG INTERNATIONAL US CORPORATION
By:	/s/ RAMI S. RAMADAN
Name:	Rami S. Ramadan
Title:	Chief Executive Officer

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INDEMNIFICATION AGREEMENT
BACKGROUND